UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2011
L. B. Foster Company
(Exact name of registrant as specified in its charter)
Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(412) 928-3417

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This filing is being made pursuant to the requirements of Item 2.01 for Form 8-K with respect to filing the required financial statements and pro forma information regarding the Form 8-K filing made on December 21, 2010 by L.B. Foster Company and Subsidiaries (Foster) announcing the acquisition of Portec Rail Products, Inc. (Portec) on December 15, 2010.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 22, 2010, Foster was notified that, as of the expiration of the offering period, approximately 8,662,078 shares were validly tendered and not properly withdrawn pursuant to the offer, which represented approximately 90.20% of all outstanding shares of Portec. Foster has accepted for payment all shares that were validly tendered and not properly withdrawn, and payment for such shares has been made in accordance with the offer's terms.  Foster effected the merger as a "short form" merger in accordance with the terms of the merger agreement and West Virginia law.

On December 27, 2010, Portec became a wholly-owned subsidiary of Foster pursuant to the terms of the merger agreement. The merger was consummated pursuant to Section 31D-11-1105 of the West Virginia Business Corporation Act without a vote or meeting of Portec’s stockholders. In the merger, all outstanding shares of common stock of Portec were canceled and converted into the right to receive consideration equal to $11.80 per share, net to the holder in cash, without interest thereon.  The total consideration paid by Foster for the shares was approximately $113,322,000.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

We incorporate here by reference:

•
Portec’s audited consolidated financial statements for the year ended December 31, 2009, notes thereto, financial statement schedule and the Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K filed with the Commission on March 15, 2010, as subsequently amended on April 28, 2010.

(b) Unaudited Pro Forma Financial Information.

Included as exhibit herein is unaudited pro forma combined financial information including unaudited pro forma combined balance sheet as of September 30, 2010 and unaudited pro forma combined statements of operations for the year ended December 31, 2009 and the nine month period ended September 30, 2010.

(d) Exhibits.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Unaudited pro forma combined financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: February 28, 2011
/s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial and Accounting Officer and Treasurer

EXHIBIT INDEX
Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm

99.1	Unaudited pro forma combined financial information.